Exhibit 99.1

FOR IMMEDIATE RELEASE

Item 9 Labs Corp. to Host its Fiscal Year 2021 Earnings Call on January 18 at 2 p.m. ET

PHOENIX (January 11, 2022) - Item 9 Labs Corp. (OTCQX: INLB) (the “Company”)—a vertically integrated cannabis dispensary franchisor and operator that produces premium, award-winning products—announced today that it will host a conference call on Tuesday, January 18, 2022 to discuss financial results for its fiscal year 2021, ended September 30, 2021. The 10K will be filed on Thursday, January 13, 2022.

Item 9 Labs Corp. CEO Andrew Bowden and CFO Bobby Mikkelsen will host the conference call. They will be joined by other members of the management team during the question-and-answer period.

FY2021 Earnings Call Details

-	Date: Tuesday, January 18, 2021

-	Time: 2 p.m. Eastern time (noon Mountain time)

-	Access by Zoom: A live and archived webcast will be available via Sequire, click on this webcast link to register or access the replay.

-	Access by Phone: Please call the conference telephone number 10-15 minutes prior to the start time:
o	Dial-in number: 346-248-7799
o	Meeting ID: 94813716572
o	Passcode: 562012

-	Questions: Please submit questions to investors@item9labs.com before the presentation begins. The management team will do their best to answer all questions.

About Item 9 Labs Corp.

Item 9 Labs Corp. (OTCQX: INLB) is a vertically integrated cannabis operator and dispensary franchisor delivering premium products from its large-scale cultivation and production facilities in the United States. The award-winning Item 9 Labs brand specializes in best-in-class products and user experience across several cannabis categories. The company also offers a unique dispensary franchise model through the national Unity Rd. retail brand. Easing barriers to entry, the franchise provides an opportunity for both new and existing dispensary owners to leverage the knowledge, resources, and ongoing support needed to thrive in their state compliantly and successfully. Item 9 Labs brings the best industry practices to markets nationwide through distinctive retail experience, cultivation capabilities, and product innovation. The veteran management team combines a diverse skill set with deep experience in the cannabis sector, franchising, and the capital markets to lead a new generation of public cannabis companies that provide transparency, consistency, and well-being. Headquartered in Arizona, the company is currently expanding its operations space by 650,000+ square feet on its 50-acre site, one of the largest properties in Arizona zoned to grow and cultivate flower. For additional information, visit https://investors.item9labscorp.com/.

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Media Contact:

Item 9 Labs Corp.

Jayne Levy, VP of Communications

Jayne@item9labs.com

Investor Contact:

Item 9 Labs Corp.

800-403-1140

investors@item9labs.com